Exhibit 99.1
DCP MIDSTREAM REPORTS FIRST QUARTER RESULTS
DENVER, May 6, 2020 (GLOBE NEWSWIRE) - Today, DCP Midstream, LP (NYSE: DCP) reported its financial results for the three months ended March 31, 2020.
HIGHLIGHTS
•Net loss attributable to partners of $550 million for the three months ended March 31, 2020, inclusive of $807 million of asset impairments.
•Distributable cash flow (DCF) of $220 million for the three months ended March 31, 2020.
•Adjusted EBITDA of $321 million for the three months ended March 31, 2020.
•First quarter 2020 Logistics and Marketing Adjusted EBITDA increased approximately 14% from first quarter 2019, driven by increased margin from Gulf Coast Express, NGL marketing, and Sand Hills.
•Increased overall NGL throughput from the fourth quarter of 2019 to the first quarter of 2020 by 13%, including an approximate 26% increase on Southern Hills, driven by full quarter of volumes from the DJ Basin extension via White Cliffs.
•Implemented a 50% distribution reduction, 75% growth capital reduction, $90 million cost reduction, and $40 million sustaining capital reduction from 2020 guidance.
•Executed a total of $46 million in cost savings and $17 million of sustaining capital savings in the first quarter 2020, compared to the fourth quarter of 2019.
•Exited the first quarter with approximately $600 million of liquidity.
•Placed the expansions of Front Range to a capacity of 260 MBbls/d and Texas Express to a capacity of 370 MBbls/d into service.
•Withdrawing 2020 guidance, providing revised 2020 outlook for select metrics.

FIRST QUARTER 2020 SUMMARY FINANCIAL RESULTS

	Three Months Ended
	March 31,
	2020	2019
	(Unaudited)
	(Millions, except per unit amounts)

Net (loss) income attributable to partners	$(550)	$75
Net (loss) income per limited partner unit - basic and diluted	$(2.71)	$0.14
Adjusted EBITDA(1)	$321	$326
Distributable cash flow(1)	$220	$224
(1)This press release includes the following financial measures not presented in accordance with U.S. generally accepted accounting principles, or GAAP: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. Each such non-GAAP financial measure is defined below under “Non-GAAP Financial Information”, and each is reconciled to its most directly comparable GAAP financial measure under “Reconciliation of Non-GAAP Financial Measures” in schedules at the end of this press release.

CEO'S PERSPECTIVE
“Our primary focus continues to be the health and safety of our people and our operations as we execute our pandemic response plan during this unprecedented and dynamic environment," said Wouter van Kempen, chairman, president, and CEO. “Our team delivered a very strong first quarter as a result of early and decisive actions focused on cost and capital reductions, and our commitment to operational excellence. We are prepared for the remainder of the year to be challenging for our industry, and we remain confident in our ability to navigate this environment while maintaining our culture, and safe and reliable operations."

GROWTH UPDATE
Logistics and Marketing Growth
•DCP exercised an increased 50% ownership option for the Cheyenne Connector in October. The pipeline is expected to be in service in the second quarter 2020.
•Front Range’s expansion to a capacity of 260 MBbls/d and Texas Express’ expansion to a capacity of 370 MBbls/d were placed into service.
Gathering and Processing Growth
•DCP is adding up to 225 MMcf/d of incremental DJ Basin processing capacity by mid-2020 via a capital efficient offload agreement.

COMMON UNIT DISTRIBUTIONS
On April 21, 2020, DCP announced a quarterly common unit distribution of $0.39 per limited partner unit. This distribution represents a 50% reduction from the previous quarter.
DCP generated distributable cash flow of $220 million for the three months ended March 31, 2020. Distributions declared were $81 million for the first quarter of 2020.

FIRST QUARTER 2020 OPERATING RESULTS BY BUSINESS SEGMENT
Logistics and Marketing
Logistics and Marketing Segment net income attributable to partners for the three months ended March 31, 2020 and 2019 was $236 million and $147 million, respectively.
Adjusted segment EBITDA increased to $208 million for the three months ended March 31, 2020, from $183 million for the three months ended March 31, 2019, reflecting higher equity earnings and distributions driven by Gulf Coast Express volumes, favorable NGL marketing margins, and higher Permian volumes on Sand Hills, partially offset by decreased Southern Hills volumes, lower earnings from Guadalupe, and the sale of our wholesale propane business.
Gathering and Processing
Gathering and Processing Segment net (loss) income attributable to partners for the three months ended March 31, 2020 and 2019 was $(645) million and $67 million, respectively.

Adjusted segment EBITDA decreased to $168 million for the three months ended March 31, 2020, from $205 million for the three months ended March 31, 2019, reflecting sustained lower commodity prices, lower margins in the South region and volume declines in the Midcontinent region, partially offset by lower operating costs, increased volumes in the Permian, and DJ Basin growth.
CAPITALIZATION, LIQUIDITY, AND FINANCING
Credit Facilities and Debt
DCP has two credit facilities with up to $1.75 billion of total capacity. Proceeds from these facilities can be used for working capital requirements and other general partnership purposes including growth and acquisitions.
•DCP has a $1.4 billion senior unsecured revolving credit agreement, or the Credit Agreement, that matures on December 9, 2024. As of March 31, 2020, total available capacity under the Credit Agreement was $586 million net of $800 million of outstanding borrowings and $14 million of letters of credit.
•DCP has an accounts receivable securitization facility that provides up to $350 million of borrowing capacity that matures August 12, 2022. As of March 31, 2020, DCP had $350 million of outstanding borrowings under the accounts receivable securitization facility.
As of March 31, 2020, DCP had $5,925 million of total consolidated principal debt outstanding, with the next maturity not until September 2021. The total debt outstanding includes $550 million of junior subordinated notes which are excluded from debt pursuant to DCP's Credit Agreement leverage ratio calculation. For the three months ended March 31, 2020, DCP's leverage ratio was 4.1 times. The effective interest rate on DCP's overall debt position, as of March 31, 2020, was 4.86%.
CAPITAL EXPENDITURES AND INVESTMENTS
During the three months ended March 31, 2020, DCP had expansion capital expenditures and equity investments totaling $89 million, and sustaining capital expenditures totaling $10 million, respectively.
EARNINGS CALL
DCP will host a conference call webcast tomorrow, May 7, 2020, at 11:00 a.m. ET, to discuss its first quarter earnings. The live audio webcast of the conference call and presentation slides can be accessed through the Investors section on the DCP website at www.dcpmidstream.com and the conference call can be accessed by dialing (844) 233-0113 in the United States or (574) 990-1008 outside the United States. The conference confirmation number is 5152804. An audio webcast replay, presentation slides and transcript will also be available by accessing the Investors section on the DCP website.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the following non-GAAP financial measures: adjusted EBITDA, distributable cash flow and adjusted segment EBITDA. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures. DCP's non-GAAP financial measures should not be considered in isolation or as an alternative to its financial measures presented in accordance with GAAP, including operating revenues, net income or loss attributable to partners, net cash provided by or used in operating activities or any other measure of liquidity or financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations and make cash distributions to unitholders. The non-GAAP financial measures presented by DCP may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner.
DCP defines adjusted EBITDA as net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes these measures provide investors meaningful insight into results from ongoing operations.
The commodity derivative non-cash losses and gains result from the marking to market of certain financial derivatives used by us for risk management purposes that we do not account for under the hedge method of accounting. These non-cash losses or gains may or may not be realized in future periods when the derivative contracts are settled, due to fluctuating commodity prices.
Adjusted EBITDA is used as a supplemental liquidity and performance measure and adjusted segment EBITDA is used as a supplemental performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to assess:
•financial performance of DCP's assets without regard to financing methods, capital structure or historical cost basis;
•DCP's operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure;
•viability and performance of acquisitions and capital expenditure projects and the overall rates of return on investment opportunities;
•performance of DCP's business excluding non-cash commodity derivative gains or losses; and
•in the case of Adjusted EBITDA, the ability of DCP's assets to generate cash sufficient to pay interest costs, support its indebtedness, make cash distributions to its unitholders and pay sustaining capital expenditures.
DCP defines adjusted segment EBITDA for each segment as segment net income or loss attributable to partners adjusted for (i) distributions from unconsolidated affiliates, net of earnings, (ii) depreciation and amortization expense, (iii) net interest expense, (iv) noncontrolling interest in depreciation and income tax expense, (v) unrealized gains and losses from commodity derivatives, (vi) income tax expense or benefit, (vii) impairment expense and (viii) certain other non-cash items. Adjusted segment EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations for that segment for that segment.
DCP defines distributable cash flow as adjusted EBITDA less sustaining capital expenditures, net of reimbursable projects, interest expense, cumulative cash distributions earned by the Series A, Series B and Series C Preferred Units (collectively the "Preferred Limited Partnership Units") and certain other items.
Sustaining capital expenditures are cash expenditures made to maintain DCP's cash flows, operating capacity or earnings capacity. These expenditures add on to or improve capital assets owned, including certain system integrity, compliance and safety improvements. Sustaining capital expenditures also include certain well connects, and may include the acquisition or construction of new capital assets. Income attributable to preferred units represent cash distributions earned by the Preferred Limited Partnership Units. Cash distributions to be paid to the holders of the Preferred Limited Partnership Units, assuming a distribution is declared by DCP's board of directors, are not available to common unit holders. Non-cash mark-to-market of derivative instruments is considered to be non-cash for the purpose of computing distributable cash flow because settlement will not occur until future periods, and will be impacted by future changes in commodity prices and interest rates. DCP compares the distributable cash flow it generates to the cash distributions it expects to pay to its partners. Distributable cash flow is used as a supplemental liquidity and performance measure by DCP's management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess DCP's ability to make cash distributions to its unitholders.

ABOUT DCP MIDSTREAM, LP
DCP Midstream, LP (NYSE: DCP) is a Fortune 500 midstream master limited partnership headquartered in Denver, Colorado, with a diversified portfolio of gathering, processing, logistics and marketing assets. DCP is one of the largest natural gas liquids producers and marketers, and one of the largest natural gas processors in the U.S. The owner of DCP’s general partner is a joint venture between Enbridge and Phillips 66. For more information, visit the DCP Midstream, LP website at www.dcpmidstream.com.

CAUTIONARY STATEMENTS
This press release may contain or incorporate by reference forward-looking statements as defined under the federal securities laws regarding DCP Midstream, LP, including projections, estimates, forecasts, plans and objectives. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond DCP's control. If any of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, DCP's actual results may vary materially from what management forecasted, anticipated, estimated, projected or expected.
The key risk factors that may have a direct bearing on DCP's results of operations and financial condition are described in detail in the "Risk Factors" section of DCP's most recently filed annual report and subsequently filed quarterly reports with the Securities and Exchange Commission. Investors are encouraged to closely consider the disclosures and risk factors contained in DCP's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The forward looking statements contained herein speak as of the date of this announcement. DCP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. Information contained in this press release is unaudited and subject to change.
Investors or Analysts:
Sarah Sandberg
scsandberg@dcpmidstream.com
303-605-1626

DCP MIDSTREAM, LP
FINANCIAL RESULTS AND
SUMMARY FINANCIAL DATA
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
	(Millions, except per unit amounts)
Sales of natural gas, NGLs and condensate	$1,393	$2,111
Transportation, processing and other	112	115
Trading and marketing gains (losses), net	152	(27)
Total operating revenues	1,657	2,199
Purchases and related costs	(1,146)	(1,804)
Operating and maintenance expense	(153)	(178)
Depreciation and amortization expense	(99)	(103)
General and administrative expense	(56)	(67)
Asset impairments	(746)	—
Loss on sale of assets	—	(9)
Other expense, net	(3)	(5)
Total operating costs and expenses	(2,203)	(2,166)
Operating (loss) income	(546)	33
Interest expense, net	(78)	(69)
Earnings from unconsolidated affiliates	76	113
Income tax expense	(1)	(1)
Net income attributable to noncontrolling interests	(1)	(1)
Net (loss) income attributable to partners	(550)	75
Series A preferred partner's interest in net income	(9)	(9)
Series B preferred partner's interest in net income	(3)	(3)
Series C preferred partner's interest in net income	(2)	(2)
General partner's interest in net income	—	(41)
Net (loss) income allocable to limited partners	$(564)	$20

Net (loss) income per limited partner unit — basic and diluted	$(2.71)	$0.14

Weighted-average limited partner units outstanding — basic and diluted	208.3	143.3

	March 31,	December 31,
	2020	2019
	(Millions)
Cash and cash equivalents	$18	$1
Other current assets	940	1,079
Property, plant and equipment, net	8,180	8,811
Other long-term assets	4,050	4,236
Total assets	$13,188	$14,127

Current liabilities	$963	$1,190
Current debt	3	603
Long-term debt	5,921	5,321
Other long-term liabilities	385	380
Partners' equity	5,888	6,605
Noncontrolling interests	28	28
Total liabilities and equity	$13,188	$14,127

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
	(Millions)
Reconciliation of Non-GAAP Financial Measures:
Net (loss) income attributable to partners	$(550)	$75
Interest expense, net	78	69
Depreciation, amortization and income tax expense, net of noncontrolling interests	100	103
Distributions from unconsolidated affiliates, net of earnings	77	11
Asset impairments	746	—
Other non-cash charges	4	5
Loss on sale of assets	—	9
Non-cash commodity derivative mark-to-market	(134)	54
Adjusted EBITDA	321	326
Interest expense, net	(78)	(69)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects	(10)	(20)
Preferred unit distributions ***	(14)	(14)
Other, net	1	1
Distributable cash flow	$220	$224

Net cash provided by operating activities	$314	$317
Interest expense, net	78	69
Net changes in operating assets and liabilities	76	(112)
Non-cash commodity derivative mark-to-market	(134)	54
Other, net	(13)	(2)
Adjusted EBITDA	321	326
Interest expense, net	(78)	(69)
Sustaining capital expenditures, net of noncontrolling interest portion and reimbursable projects	(10)	(20)
Preferred unit distributions ***	(14)	(14)
Other, net	1	1
Distributable cash flow	$220	$224

*** Represents cumulative cash distributions earned by the Series A, B and C Preferred Units, assuming distributions are declared by DCP's board of directors.

DCP MIDSTREAM, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
SEGMENT FINANCIAL RESULTS AND OPERATING DATA
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
	(Millions, except as indicated)
Logistics and Marketing Segment:
Financial results:
Segment net income attributable to partners	$236	$147
Non-cash commodity derivative mark-to-market	(42)	18
Depreciation and amortization expense	3	3
Distributions from unconsolidated affiliates, net of earnings	10	6
Loss on sale of assets	—	9
Other charges	1	—
Adjusted segment EBITDA	$208	$183

Operating and financial data:
NGL pipelines throughput (MBbls/d)	677	668
NGL fractionator throughput (MBbls/d)	58	64
Operating and maintenance expense	$7	$9

Gathering and Processing Segment:
Financial results:
Segment net (loss) income attributable to partners	$(645)	$67
Non-cash commodity derivative mark-to-market	(92)	36
Depreciation and amortization expense, net of noncontrolling interest	89	92
Asset impairments	746	—
Distributions from unconsolidated affiliates, net of losses	67	5
Other charges	3	5
Adjusted segment EBITDA	$168	$205

Operating and financial data:
Natural gas wellhead (MMcf/d)	4,940	4,938
NGL gross production (MBbls/d)	404	436
Operating and maintenance expense	$142	$165